AMENDED AND RESTATED SCHEDULE A

dated April 28, 2026

to the

EXPENSE LIMITATION AGREEMENT

dated April 9, 2024 between

THE ADVISORS’ INNER CIRCLE FUND II

and

VONTOBEL ASSET MANAGEMENT, INC.

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Vontobel International Equity Fund	A Shares	0.60%	April 30, 2026
	Y Shares	0.60%	April 30, 2026
	Institutional Shares	0.60%	April 30, 2026
Vontobel Global Equity Fund	A Shares	0.58%	April 30, 2026
	Y Shares	0.58%	April 30, 2026
	Institutional Shares	0.58%	April 30, 2026
Vontobel U.S. Equity Fund	A Shares	0.50%	April 30, 2027
	Y Shares	0.50%	April 30, 2027
	Institutional Shares	0.50%	April 30, 2027
Vontobel International Equity Active ETF	Not Applicable	0.60%	April 30, 2027

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND II

By:	/s/ Michael Beattie
Name:	Michael Beattie
Title:	President

VONTOBEL ASSET MANAGEMENT, INC.

By:	/s/ Melissa Demcsik
Name:	Melissa Demcsik
Title:	Chief Executive Officer and Head of Product Management Americas

By:	/s/ Igor Krutov
Name:	Igor Krutov
Title:	Head of Quality Growth